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Exhibit 5.1

        GORDON & SILVER, LTD.
 ATTORNEYS AT LAW
NINTH FLOOR
3960 HOWARD HUGHES PARKWAY
LAS VEGAS, NEVADA 89109-5978
(702) 796-5555
FAX (702) 369-2666
www.gordonsilver.com

GERALD M. GORDON JEFFREY A. SILVER BRADLEY J. RICHARDSON JOSEPH S. KISTLER WILLIAM M. NOALL ERIC R. OLSEN JAMES S. MACE	STEPHEN B. YOKEN THOMAS H. FELL RICHARD L. GALIN BRADLEY N. BOODT KATHRYN GRAITGE NOAL L BRIGID M. HIGGINS	JAMES J. FEDER Of Counsel (LICENSED ONLY IN CALIFORNIA) DARYL S. ALTERWITZ Of Counsel

ERIKA PIKE TURNER GREGORY E. GARMAN CYNTHIA A. LEVASSEUR DONALD G. MARTIN LYNDA P. KING MATTHEW C. ZIRZOW MARK C. NICOLETTI	MANDY S. SHAVINSKY AMBRISH S. SIDHU JULIANNA M. BOOR ELDA M. LUNA GARY T. ASHMAN MICHAEL R. BRUNET

February 10, 2003

Axonyx Inc.
825 Third Avenue, 40th Floor
New York, NY 10022

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as special Nevada counsel to Axonyx Inc., a Nevada corporation (the "Company"), for the purpose of issuing this letter in connection with the proposed issuance and sale by the Company of up to 750,000 shares (subject to adjustment as provided in the Registration Statement (as defined below)) of the Company's Common Stock, $0.001 par value per share (the "Shares"). The Shares are to be offered and sold under the Company's 2000 Stock Option Plan, as amended and restated on March 20, 2002 (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

        This letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

        For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) a Secretary's Certificate, dated as of February 5, 2003, executed by the Vice President and Secretary of the Company; (ii) a Certificate of Existence with Status in Good Standing, dated February 4, 2003, issued by the Secretary of State of the State of Nevada (the "Secretary of State") with respect to the Company; (iii) Restated Articles of Incorporation of the Company, dated June 23, 2000, certified by the Secretary of State as of February 4, 2003 and certified by the Vice President and Secretary of the Company as of February 5, 2003; (iv) the Company's bylaws, certified by the Vice President and Secretary of the Company as of February 5, 2003; (v) the Registration Statement and the Plan, which is included as an Exhibit to the Registration Statement, as furnished to us by the Company; and (vi) such other records and other documents of the Company as we considered appropriate.

Axonyx Inc.
February 10, 2003

        We have assumed (A) the authenticity of any and all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us; (C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all corporate records provided to us by the Company; (E) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us even though they may have been signed or issued on an earlier date (although, with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein); (F) the conformity to the originals of all documents submitted to us as copies; (G) that the Plan is, and at all relevant times prior hereto was, valid and in full force and effect; and (H) no changes in applicable law between the date of this letter and the date of the events which are the subject of this letter.

        Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and if, as and when (i) the Registration Statement has been declared effective by the Commission and (ii) the Shares are issued in accordance with the Registration Statement, as effective, and the Plan upon the due exercise of options under the Plan, the Shares will be legally issued, fully paid and non-assessable.

        We are licensed to practice law in the State of Nevada and the opinion set forth herein is expressly limited to the laws of the State of Nevada. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the State of Nevada as currently in effect.

        Our opinions herein are governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). Consequently, our opinions are subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as described in the Accord, in addition to the qualifications, exceptions and limitations specifically set forth herein, and our opinions herein should be read in conjunction with the Accord. In the event of any inconsistency between the qualifications, exceptions and limitations of the Accord and those specifically set forth herein, the more restrictive qualifications, exceptions and limitations shall control.

        This letter is being delivered to the Company in connection with the filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

        We consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

        Our opinion herein is rendered as of the date of this letter and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may come to our attention and which may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Plan.

Very truly yours,
/s/ Gordon & Silver, Ltd.
GORDON & SILVER, LTD.

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  Exhibit 5.1
Re: Registration Statement on Form S-8